IntelGenx Initiates Restructuring Proceedings Under the CCAA to Implement a Review of its Strategic Alternatives

MONTREAL, May 17, 2024, Québec -(BUSINESS WIRE)- IntelGenx Technologies Corp. (the "Company" or "IntelGenx") (OCTQB: IGXT; TSX: IGX), a leading drug delivery company focused on the development and manufacturing of pharmaceutical films, announced today that the Québec Superior Court (Commercial Division) (the "Court") has issued an initial order (the "Initial Order") granting the Company and its subsidiaries protection under the Companies' Creditors Arrangement Act (R.S.C., 1985, c. C-36) (the "CCAA").

Since its inception, IntelGenx has funded its operations primarily through public and private equity offerings, loans from business partners and research and development support payments generated from collaborations with third parties. The Company is currently facing a short-term liquidity crisis as a result of its inability to secure necessary bridge financing - leading to a lack of time and financial resources to complete an ongoing digital offering - which liquidity crisis was exacerbated by delays in the regulatory approval process for the commercialization of certain of IntelGenx's products, resulting in the postponement of potential additional revenue streams.

After a careful review of all available alternatives and following thorough consultation with its legal and financial advisors, the Company's Board of Directors determined that it was in the best interest of IntelGenx and its stakeholders to file an application for creditor protection under the CCAA. The protection afforded by the CCAA is intended to provide the Company with the time and breathing room necessary to implement a strategic review process under the oversight of the Board of Directors and with the advice of IntelGenx's professional advisors. In this regard, IntelGenx anticipates that it will seek Court approval to initiate a formal sale and investment solicitation process intended to generate interest in either the business or the assets of IntelGenx, or in a recapitalization of IntelGenx, with the goal of implementing one or more transaction(s). The implementation of one or more transaction(s) may be in addition to, or as an alternative, to a CCAA plan of compromise or arrangement, to maximize return in respect of IntelGenx's business and assets.

The Initial Order provides a stay of creditor claims and exercise of contractual rights with a view to provide the Company some breathing room to implement its strategic review process IntelGenx hopes for an outcome that will allow its superior film technologies, including VersaFilm™ and VetaFilm™ technologies, to realize their full potential and ensure the continuation of its business as a going concern.

The Initial Order provides that the Company's management remains responsible for the day-to-day operations of the Company and that the Board of Directors remains intact. The Company is committed to completing the restructuring process quickly and efficiently.

The Court has appointed Ernst & Young Inc. to serve as Monitor in the CCAA proceedings and to assist the Company with its restructuring efforts and report to the Court during the restructuring.

The Initial Order authorizes interim debtor-in-possession financing (DIP) financing in order to allow the Company to continue its operations during the restructuring process and implement the necessary restructuring measures.

Trading in the common shares of the Company on the Toronto Stock Exchange (the "TSX") has been halted and it is anticipated that the trading thereof will continue to be halted until a review is undertaken by the TSX regarding the suitability of the Company for listing on the TSX.

Further news releases will be provided on an ongoing basis throughout the CCAA proceedings as required by law or otherwise as may be determined necessary by the Company or the Court. Documents relating to the restructuring process such as the Initial Order, the Monitor's reports to the Court as well as other Court orders and documents shall also be published and made accessible on the Monitor's website: www.ey.com/ca/intelgenx.

About IntelGenx

IntelGenx is a leading drug delivery company focused on the development and manufacturing of pharmaceutical films. IntelGenx's superior film technologies, including VersaFilm®, DisinteQ™, VetaFilm® and transdermal VevaDerm™, allow for next generation pharmaceutical products that address unmet medical needs. IntelGenx's innovative product pipeline offers significant benefits to patients and physicians for many therapeutic conditions. IntelGenx's highly skilled team provides comprehensive pharmaceutical services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx's state-of-the-art manufacturing facility offers full service by providing lab-scale to pilot- and commercial-scale production. For more information, visit https://www.intelgenx.com/ and connect with us on X and LinkedIn.

IntelGenx Forward-Looking Statements

This press release contains forward-looking information under applicable securities law. All information that addresses activities or developments that we expect to occur in the future is forward-looking information. Forward-looking statements use such word as "will", "may", "potential", "believe", "expect", "continue", "anticipate" and other similar terminology. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made. In the press release, such forward-looking statements include, but are not limited to, statements relating to: (i) the outcome of the CCAA proceedings, (ii) the obtaining of the approval of the Court to initiate a formal sale and investment solicitation process to secure additional financing, sell assets, or a combination thereof, (iii) the ability of the Company to secure additional financing or otherwise enter into one or more transaction(s), and (iv) halt trading of the common shares and review of the TSX regarding the suitability of the Company for listing on the TSX and any outcome of such review. However, they should not be regarded as a representation that any of the plans will be achieved. Actual results may differ materially from those set forth in this press release due to risks affecting the Company, including the outcome of the CCAA proceedings and the capacity of the Company to enter into one or more transaction(s) that would allow the Company to pursue its activities as a going concern and the continued listing of its common shares on a stock exchange. IntelGenx assumes no responsibility to update forward-looking statements in this press release except as required by law. These forward-looking statements involve known and unknown risks and uncertainties. Investors are cautioned not to rely on these forward-looking statements and are encouraged to read IntelGenx's continuous disclosure documents, including its current annual information form, as well as its audited annual consolidated financial statements which are available on SEDAR at http://www.sedar.com and on EDGAR at http://www.sec.gov/edgar

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Source: IntelGenx Technologies Corp.